Exhibit 23.1

CONSENT OF KPMG LLP

The Board of Directors
ebix.com, Inc.:

        We consent to the incorporation by reference in the registration statements (Nos. 333-59242, 333-64664, 333-46066 and 333-23261) on Form S-8 and (Nos. 333-64368, 333-12781 and 33-62427) on Form S-3 of ebix.com, Inc. of our report dated March 19, 2003, relating to the consolidated balance sheets of ebix.com, Inc. and subsidiaries as of December 31, 2002 and 2001, and the related consolidated statements of income (loss), stockholders' equity (deficit) and cash flows, and the related consolidated financial statement schedule for each of the years in the three year period ended December 31, 2002, which report appears in the December 31, 2002 annual report on Form 10-K of ebix.com, Inc. Our report on the consolidated financial statements refers to the adoption of the provisions of Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets, on January 1, 2002.

                      /s/ KPMG LLP

Chicago, Illinois
March 31, 2003